                                                                    EXHIBIT 25.1

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM T-1
                                   --------

                           STATEMENT OF ELIGIBILITY
                     UNDER THE TRUST INDENTURE ACT OF 1939
                 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

               CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                 OF A TRUSTEE PURSUANT TO SECTION 305(b)(2) _

                       ---------------------------------

                 BANK ONE TRUST COMPANY, NATIONAL ASSOCIATION
              (Exact name of trustee as specified in its charter)


  A National Banking Association                   31-0838515
                                                 (I.R.S. employer
                                              identification number)

  100 East Broad Street, Columbus, Ohio             43271-0181
  (Address of principal executive offices)          (Zip Code)

                 Bank One Trust Company, National Association
                               1 Bank One Plaza
                            Chicago, Illinois 60670
         Attn:  Sandra L. Caruba, First Vice President, (312) 336-9436
           (Name, address and telephone number of agent for service)

                      -----------------------------------
                              ARAMARK CORPORATION
              (Exact name of obligor as specified in its charter)

           Delaware                                 23-2319139
 (State or other jurisdiction of                 (I.R.S. employer
 incorporation or organization)               identification number)

Aramark Tower
1101 Market Street
Philadelphia, Pennsylvania                              19107
(Address of principal executive offices)             (Zip Code)

                                Debt Securities
            Guarantees of Debt Securities of Aramark Services, Inc.
                        (Title of Indenture Securities)

Item 1.   General Information.  Furnish the following
          --------------------
          information as to the trustee:

          (a) Name and address of each examining or supervising authority to which it is subject.

          Comptroller of Currency, Washington, D.C.;
          Federal Deposit Insurance Corporation,
          Washington, D.C.; The Board of Governors of the Federal Reserve System, Washington D.C.

          (b) Whether it is authorized to exercise corporate trust powers.

          The trustee is authorized to exercise corporate trust powers.

Item 2.   Affiliations With the Obligor.  If the obligor
          -----------------------------
          is an affiliate of the trustee, describe each such affiliation.

          No such affiliation exists with the trustee.


Item 16.  List of exhibits.   List below all exhibits filed as a
          -----------------
          part of this Statement of Eligibility.

          1. A copy of the articles of association of the trustee now in effect.*

          2. A copy of the certificate of authority of the trustee to commence business.*

          3. A copy of the authorization of the trustee to exercise corporate trust powers.*

          4.  A copy of the existing by-laws of the trustee.*

          5.  Not Applicable.

          6.  The consent of the trustee required by
              Section 321(b) of the Act.

          7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

          8.  Not Applicable.

          9.  Not Applicable.


     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Bank One Trust Company, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 5th day of March, 2002.


            Bank One Trust Company, National Association,
            Trustee

            By  /s/Sandra L. Caruba
               Sandra L. Caruba
               First Vice President



*Exhibits 1, 2, 3, and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 16 of the Form T-1 of Bank One Trust Company, National Association, filed as Exhibit 25 to the Registration Statement on Form S-4 of U S WEST Communications, Inc., filed with the Securities and Exchange Commission on March 24, 2000 (Registration No. 333-32124).

                               EXHIBIT 6 TO T-1


                      THE CONSENT OF THE TRUSTEE REQUIRED
                         BY SECTION 321(b) OF THE ACT


                                         March 5, 2002



Securities and Exchange Commission
Washington, D.C.  20549

Ladies and Gentlemen:

In connection with the qualification of an indenture between Aramark Corporation and Bank One Trust Company, National Association, as Trustee, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                    Very truly yours,

                    Bank One Trust Company, National Association



                    By:    /s/Sandra L. Caruba
                           Sandra L. Caruba
                           First Vice President

                               EXHIBIT 7 TO T-1

Legal Title of Bank:    Bank One Trust Company, N.A.  Call Date: 12/31/01     State #:  391581    FFIEC 041
Address:                100 Broad Street              Vendor ID:  D           Cert #:  21377      Page RC-1
City, State  Zip:       Columbus, OH 43271            Transit #:  04400003

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for December 31, 2001

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

Schedule RC--Balance Sheet

                                                                                       Dollar Amounts in thousands     C300
                                                                                                                     --------
                                                                                       RCON          BIL MIL THOU
                                                                                       ----          ------------
ASSETS

1.   Cash and balances due from depository institutions (from Schedule
     RC-A):.......................................................................     RCON
                                                                                       ----
     a.   Noninterest-bearing balances and currency and
          coin(1).................................................................     0081             285,199      1.a
     b.   Interest-bearing balances(2)............................................     0071                   0      1.b
2.   Securities
     a.   Held-to-maturity securities(from Schedule RC-B, column A)...............     1754                   0      2.a
     b.   Available-for-sale securities (from Schedule RC-B, column D)............     1773                 336      2.b
3.   Federal funds sold and securities purchased under agreements to
     resell                                                                            1350           1,466,628      3.
4.   Loans and lease financing receivables: (from Schedule RC-C):.................     RCON
                                                                                       ----
     a.   Loans and leases held for sale .........................................     5369                   0      4.a
     b.   Loans and leases, net of unearned income................................     B528             195,551      4.b
     c.   LESS: Allowance for loan and lease losses...............................     3123                 292      4.c
     d.   Loans and leases, net of unearned income and allowance
          (item 4.b minus 4.c)....................................................     B529             195,259      4.d
5.   Trading assets (from Schedule RC-D)..........................................     3545                   0      5.
6.   Premises and fixed assets (including capitalized leases).....................     2145              13,065      6.
7.   Other real estate owned (from Schedule RC-M).................................     2150                   0      7.
8.   Investments in unconsolidated subsidiaries and associated companies
     (from Schedule RC-M).........................................................     2130                   0      8.
9.   Customers' liability to this bank on acceptances outstanding.................     2155                   0      9.
10.  Intangible assets............................................................
     a.  Goodwill.................................................................     3163                   0     10.a
     b.  Other intangible assets (from Schedule RC-M).............................     0426               9,224     10.b
11.  Other assets (from Schedule RC-F)............................................     2160             250,027     11.
12.  Total assets (sum of items 1 through 11).....................................     2170           2,219,738     12.

___________

(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading.

Legal Title of Bank:            Bank One Trust Company, N.A.      Call Date: 12/31/01        State #:  391581      FFIEC 041
Address:                        100 East Broad Street             Vendor ID: D               Cert #"  21377        Page RC-2
City, State  Zip:               Columbus, OH 43271                Transit #:  04400003

Schedule RC-Continued

                                                                                                         Dollar Amounts in
                                                                                                             Thousands
                                                                                                             ---------
LIABILITIES
13.  Deposits:                                                                               RCON
     a. In domestic offices (sum of totals of columns A and C                                ----
        from Schedule RC-E).........................................................         2200               1,957,028    13.a
        (1) Noninterest-bearing(1)..................................................         6631               1,378,041    13.a1
        (2) Interest-bearing........................................................         6636                 587,987    13.a2
     b. Not applicable
14.  Federal funds purchased and securities sold under agreements
     to repurchase..................................................................         RCFD 2800                  0    14.
15.  Trading Liabilities(from Schedule RC-D)........................................         RCFD 3548                  0    15.
16.  Other borrowed money (includes mortgage indebtedness and
     obligations under capitalized leases) (from Schedule RC-M).....................         3190                       0    16.
17.  Not applicable
18.  Bank's liability on acceptances executed and outstanding.......................         2920                       0    18.
19.  Subordinated notes and debentures (2)..........................................         3200                       0    19.
20.  Other liabilities (from Schedule RC-G).........................................         2930                  72,264    20.
21.  Total liabilities (sum of items 13 through 20).................................         2948               2,029,292    21.
22.  Minority interest in consolidated subsidiaries.................................         3000                       0    22.
EQUITY CAPITAL
23.  Perpetual preferred stock and related surplus..................................         3838                       0    23.
24.  Common stock...................................................................         3230                     800    24.
25.  Surplus (exclude all surplus related to preferred stock).......................         3839                  45,157    25.
26.  a. Retained earnings...........................................................         3632                 144,485    26.a
     b. Accumulated other comprehensive income (3)..................................         B530                       4    26.b
27.  Other equity capital components(4).............................................         A130                       0    27.
28.  Total equity capital (sum of items 23 through 27)..............................         3210                 190,446    28.
29.  Total liabilities, minority interest, and equity
     capital (sum of items 21, 22, and 28)..........................................         3300               2,219,738    29.

Memorandum
To be reported only with the March Report of Condition.
1.  Indicate in the box at the right the number
    of the statement below that best describes
    the most comprehensive level of auditing work                           ----------------
    performed for the bank by independent external                              N/A                                        Number
    auditors as of any date during 2000...............................       RCFD 6724                         M.1.
                                                                            ----------------

1 = Independent audit of the bank conducted in                4. = Directors' examination of the bank performed by
    accordance with generally accepted auditing                    other external auditors (may be required by
    standards by a certified public accounting firm                state chartering authority)
    which submits a report on the bank                        5 =  Review of the bank's financial statements by
2 = Independent audit of the bank's parent                         external auditors
    holding company conducted in accordance with              6 =  Compilation of the bank's financial statements by
    generally accepted auditing standards by a certified           external auditors
    public accounting firm which submits a report on the      7 =  Other audit procedures (excluding tax preparation work)
    consolidated holding company (but not on the bank         8 =  No external audit work
    separately)
3 = Directors' examination of the bank conducted
    in accordance with generally accepted auditing
    standards by a certified public accounting firm (may
    be required by state chartering authority)

_____________________
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.
(2) Includes limited-life preferred stock and related surplus.
(3) Includes net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, and minimum pension liability adjustments.
(4) Includes treasury stock and unearned Employee Stock Ownership Plan shares.